UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) ❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At our annual meeting of shareholders held on April 28, 2016, the following matters were voted upon by the holders of our common stock.

1.
The following directors were elected for terms expiring at our 2019 annual meeting of shareholders (except Mr. Micali, whose term will expire at the 2017 Annual Meeting as a result of his reaching mandatory retirement age).

Nominee	Votes For	Authority Withheld	Broker Nonvotes
Gregory E. Aliff	93,409,676	899,661	26,963,026
Sharon A. Decker	93,234,710	1,074,627	26,963,026
Kevin B. Marsh	90,479,259	3,830,078	26,963,026
James M. Micali	92,037,933	2,271,404	26,963,026

2.	The appointment of Deloitte & Touche LLP as our independent registered public accounting firm was approved.

Votes For	119,821,049
Votes Against	964,442
Abstentions	486,872
Broker Nonvotes	0

3.
An amendment to and restatement of the Director Compensation and Deferral Plan to implement annual limits on the total number of shares that may be issued to any individual participant each year was approved.

Votes For	91,445,566
Votes Against	2,059,251
Abstentions	804,520
Broker Nonvotes	26,963,026

4.	An amendment to and restatement of the Director Compensation and Deferral Plan to increase by 150,000 the number of shares that may be reserved for issuance under the Plan was approved.

Votes For	90,104,724
Votes Against	3,188,876
Abstentions	1,015,737
Broker Nonvotes	26,963,026

5.
Amendments to our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors. This proposal did not receive the affirmative vote of at least 80% of all outstanding shares of our common stock, which outstanding shares totaled 142,916,917 as of the record date, as required by our Articles of Incorporation; therefore, such amendments were not adopted.

Votes For	91,582,703
Votes Against	2,044,323
Abstentions	682,311
Broker Nonvotes	26,963,026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

Date: April 29, 2016	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller